Exhibit 32.2

Corporate Resource Services, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Transition Report of Corporate Resource Services, Inc. (the “Company”) on Form 10-QT for the three months ended December 28, 2012 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Michael J. Golde, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.         the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2013	By:	/s/ Michael J. Golde
Michael J. Golde
Chief Financial Officer (Principal Financial Officer)